UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 2, 2015

OFS CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00813	46-1339639
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

10 S. Wacker Drive, Suite 2500
Chicago, Illinois 60606
(Address of principal executive offices and zip code)

(Registrant’s telephone number, including area code) (847) 734-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On May 28, 2015, OFS Capital Corporation (the “Company”) and its wholly owned subsidiary, OFS Capital WM, LLC (“OFS Capital WM”), entered into a Loan Portfolio Purchase Agreement with Madison Capital Funding LLC (“Madison”), a Delaware limited liability company, pursuant to which OFS Capital WM sold senior secured debt investments with an aggregate principal balance of approximately $67.8 million as of May 28, 2015 to Madison (the “WM Asset Sale”). Madison is an affiliated entity of MCF Capital Management, LLC (“MCF”), which was the loan manager for OFS Capital WM prior to the WM Asset Sale under a Loan and Security Agreement among OFS Capital WM, MCF, Wells Fargo Securities, LLC, each of the Lenders from time to time party thereto, and Wells Fargo Delaware Trust Company, N.A. (the “Loan and Security Agreement”).

As a result of the WM Asset Sale, the Company received cash proceeds of approximately $67.3 million. On May 28, 2015, the total fair value of the debt investments sold, applying the Company’s March 31, 2015 fair value percentages to the principal balances of the respective investments on the sale date, was approximately $66.7 million. The determination of the fair value of the Company’s investments is subject to the good faith determination by the Company’s board of directors, which is conducted no less frequently than quarterly, pursuant to the Company’s valuation policies and accounting principles generally accepted in the United States. The actual financial statement impact, including the net realized and unrealized gain or loss from the WM Asset Sale, will be determined at the time the Company’s financial statements for the quarter ended June 30, 2015 are finalized.

On May 28, 2015, pursuant to the Loan and Security Agreement, the Company applied approximately $52.4 million from the sale proceeds of the WM Asset Sale to pay in full and retire OFS Capital WM’s secured revolving credit facility with Wells Fargo Bank, N.A. (“WM Credit Facility”). The remaining cash proceeds, after payment of certain administrative expenses under the Loan and Security Agreement, of approximately $14.6 million are expected to be deployed by the Company in higher yielding investment assets. As a result of the payoff of the WM Credit Facility, the Company will write off the remaining unamortized deferred financing closing costs, which is a non-cash item, in the quarter ending June 30, 2015.

In connection with the WM Asset Sale, on May 28, 2015, OFS Capital WM and the Company entered into a Loan Administration Services Agreement with Madison pursuant to which Madison will provide loan servicing and other administrative services to OFS Capital WM with respect to the remaining loan assets.

Item 1.02.   Termination of a Material Definitive Agreement

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated into this item by reference. As a result of the repayment in full of all amounts outstanding under the WM Credit Facility, the Loan and Security Agreement was terminated on May 28, 2015.

Item 2.01.   Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 of this current report on Form 8-K with respect to the disposition of investments pursuant to the WM Asset Sale is hereby incorporated into this item by reference.

The foregoing descriptions of the Loan Portfolio Purchase Agreement and the Loan Administration Services Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan Portfolio Purchase Agreement and the Loan Administration Services Agreement attached hereto as Exhibits 10.1 and 10.2, respectively.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. OFS Capital Corporation undertakes no duty to update any forward-looking statements made herein.

Item 9.01.   Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial statements of the Company, which reflect the disposition described in Item 2.01, are furnished as Exhibit 99.1 to this current report on Form 8-K and are incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Description

10.1	Loan Portfolio Purchase Agreement
10.2	Loan Administration Services Agreement
99.1	Pro Forma Financial Statements
99.2	Press Release dated June 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2015	OFS CAPITAL CORPORATION

/s/ Bilal Rashid
Bilal Rashid
Chief Executive Officer